U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 8, 2007

MIKRON INFRARED, INC.
(Exact name of issuer as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	0-15486 (Commission File Number)	22-1895668 (IRS Employer Identification No.)

16 Thornton Road, Oakland, New Jersey 07436
(Address and Zip Code of Principal Executive Offices)

(201) 405-0900
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 12, 2007, we filed a Report on Form 8-K (the “Original Form 8-K”) which disclosed that we had entered into an agreement and plan of merger (the “Agreement”) with LumaSense Technologies, Inc. (the “Buyer”) and Red Acquisition Corporation, a wholly owned subsidiary of the Buyer. Due to a typographical error, Section 3.1(a) of the Agreement which was filed as Exhibit 10.19 of the Original Form 8-K incorrectly stated that the Merger Consideration (as such term is defined in the Agreement), was $12.50 per share. The correct amount of the Merger Consideration is $11.50 per share. We have filed this amendment to the Original Form 8-K in order to replace the Agreement filed as Exhibit 10.19 thereof with a version thereof which correctly discloses the Merger Consideration to be paid thereunder.

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a) Financial statements of businesses acquired — none

(b) Pro forma financial information — none

(c) Exhibits

Number	Description

10.19	Agreement and Plan of Merger dated February 8, 2007 between and among Mikron Infrared, Inc., LumaSense Technologies, Inc. and Red Acquisition Corporation.

Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mikron Infrared, Inc.

Dated: February 13, 2007	By:	/s/ Gerald D. Posner
Gerald D. Posner, President and Chief (Principal) Executive Officer

Dated: February 13, 2007	By:	/s/ Paul A. Kohmescher
Paul A. Kohmescher, Vice President and Chief (Principal) Financial Officer

Exhibit Index

Number	Description

10.19	Agreement and Plan of Merger dated February 8, 2007 between and among Mikron Infrared, Inc., LumaSense Technologies, Inc. and Red Acquisition Corporation.